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RSU Administrative Guide

Exhibit (10.10)

Administrative Guide
 for _______________, 20__ Restricted Stock Unit (RSU) Grant under the
2005 Omnibus Long-Term Compensation Plan

ARTICLE 1. PURPOSE

1.1 Background

Under Article 10 (Restricted Stock Awards) of the 2005 Omnibus Long-Term Compensation (the “Plan”), the Executive Compensation and Development Compensation Committee of Kodak’s Board of Directors (the “Committee”) may, among other things, award Restricted Stock Unit Awards to those Participants as the Committee in its discretion may determine, subject to such terms, conditions and restrictions as it deems appropriate.

1.2 Purpose

The purpose of this Administrative Guide is to evidence the Committee’s __________, 20__ grant of Restricted Stock Unit Awards under Article 10 of the 2005 Omnibus Long-Term Compensation Plan.

1.3     Administration

This Administrative Guide will be administered by the Committee.  The Committee is authorized to issue this Administrative Guide and to make changes in this Administrative Guide as it from time to time deems proper. The Committee is authorized to interpret and construe this Administrative Guide, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary, appropriate or advisable for the administration of it.  If there are any inconsistencies between the terms of this Administrative Guide and the terms of the Plan, the terms of the Plan will control.  Any determination by the Committee in carrying out, administering or construing this Administrative Guide will be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.  Notwithstanding any provision herein to the contrary, the Committee shall not make any change to this Administrative Guide that would cause the Restricted Stock Unit Awards granted hereunder to violate the requirements of Section 409A.  Notwithstanding any provision herein to the contrary, the Company's Chief Human Resources Officer is authorized to round fractional shares arising in any way under this Administrative Guide either up or down with respect to any or all Participants, for ease of administration or any other reasonable purpose.

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RSU Administrative Guide

ARTICLE 2.     DEFINITIONS

All capitalized terms used in this Administrative Guide, other than those set forth in this Article 2 or defined within another Article of this Administrative Guide, will have the same meaning for purposes of this document as that ascribed under the terms of the Plan.

2.1     Approved Reason

“Approved Reason” means, with regard to all Participants other than a Participant who is subject to Section 16 of the Exchange Act or a Covered Employee, a reason for terminating employment which, in the opinion of the Chief Executive Officer of Kodak, is in the best interests of the Company.  With regard to a Participant who is subject to Section 16 of the Exchange Act or who is a Covered Employee, “Approved Reason” means a reason for terminating employment which, in the opinion of the Committee, is in the best interests of the Company.

2.2     Award Payment Date

“Award Payment Date” is the date payment of an Award in the form of shares of Common Stock is credited to the Participant Account with Kodak’s transfer agent pursuant to Article 9.

2.3     Grant Date

“Grant Date” shall mean __________, 20__, the date that Restricted Stock Units are awarded to Participants.

2.4     Joint Venture

“Joint Venture” means a corporation or other business entity in which the Company has an ownership interest of fifty percent (50%) or more.

2.5 Participant Account

“Participant Account” means the account established by the Company for each Participant who is granted an Award under this Administrative Guide to record and account for the Units granted to him or her and any other Units that are to be credited to the Participant’s Participant Account pursuant to Article 7, until such time as the balance in the Participant Account is paid, canceled, forfeited or terminated as the case may be.

2.6 Section 409A

“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder.

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RSU Administrative Guide

2.7     Unit

“Unit” means a bookkeeping entry used by the Company to record and account for the Award granted to a Participant and any dividend equivalents or stock dividends that are to be credited to the Participant’s Participant Account pursuant to Article 7 until such time as the balance in the Participant Account is paid, canceled, forfeited, or terminated, as the case may be.  Units are expressed in terms of one Unit being the equivalent of one share of Common Stock.

2.8     Vesting Date

“Vesting Date” shall mean the date on which the restrictions on a Unit will lapse, which, unless the Unit is forfeited sooner, shall be upon the expiration of the Unit’s Restriction Period.

ARTICLE 3.     FORM AND TERMS OF AWARDS

3.1 Form of Award

Except as noted below, all of the Awards granted under this Administrative Guide will be in the form of Restricted Stock Unit Awards.  Each Award granted under this Administrative Guide will be expressed as a fixed number of Units that will be equivalent to an equal number of shares of Common Stock.  Article 6 establishes the restriction that will apply to the Awards.

In those countries where: (i) the grant of Restricted Stock Unit Awards is illegal; (ii) compliance with applicable legal or regulatory requirements is significantly onerous; or (iii) the tax consequences of the Restricted Stock Unit Award to either the Participant or Kodak are more onerous than those that would apply were the Award to be granted to a U.S. citizen residing in the United States, the Chief Executive Officer of Kodak may, in the exercise of his sole discretion, either grant Awards in alternative form or forms or modify an Award to include additional or different terms or conditions; provided, however, that any modified or alternative form of Award shall either be exempt from or comply with Section 409A.

3.2 Terms of Awards

Any Award issued under this Administrative Guide will be subject to the terms, conditions, restrictions, and limitations contained in this Administrative Guide and the Plan.

ARTICLE 4. PARTICIPANT ACCOUNT

4.1       In General

The Company will establish a Participant Account for each Participant who is granted an Award under this Administrative Guide.  The maintenance of individual Participant Accounts is for bookkeeping purposes only; the Units recorded in the account are not actual shares of Common Stock.  The Company will not reserve or otherwise set aside any Common Stock for or to any Participant Account.  A Participant will not have the right to exercise any of the rights or privileges of a shareholder with respect to the Units credited to his or her Participant Account.

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4.2 Procedure for Crediting Awards

Effective as of the Grant Date, Kodak will credit to each Participant’s Participant Account the number of Units granted to the Participant under this Administrative Guide.

ARTICLE 5. PARTICIPATION

5.1 Participants

The Committee grants Awards under this Administrative Guide to each Section 16 Officer of Kodak.  Exhibit A, attached hereto, sets forth the size of the Awards granted by the Committee to each Section 16 Officer of Kodak.

The Chief Executive Officer of Kodak grants Awards under this Administrative Guide to all other Participants, which include executives who, as of the Grant Date, are either employed by Kodak globally in wage grades 48 and higher or are selected senior-level executives employed by Kodak Subsidiaries.  Exhibit B, attached hereto, sets forth the size of Awards granted by the Chief Executive Officer of Kodak to such Participants.

5.2      New Participants

No person may become eligible to receive Awards under this Administrative Guide after the Grant Date, whether as a result of a job change or otherwise.

ARTICLE 6. RESTRICTIONS

6.1 Restriction Period

The Award will be subject to a three-year “Restriction Period.”  The Restriction Period of a Participant’s Award will begin on _________, 20__ and, except as otherwise provided by Article 8, lapse on _______, 20__.

6.2      Restriction Requirements

A Participant must remain continuously employed by the Company throughout the Restriction Period in order to receive his or her Units that are subject to that Restriction Period, including, but not limited to, any Units that are credited to the Participant’s Participant Account under Article 7.  Thus, except as set forth in Article 8, if the Participant’s employment terminates for any reason, whether voluntarily or involuntarily, during the Restriction Period, the Participant will immediately forfeit all of the Units subject to that Restriction Period, including, but not limited to, any Units that are credited to the Participant’s Participant Account under Article 7.

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6.3      Lapse of Restrictions

The restrictions on a Unit will, unless the Unit is forfeited sooner and except as otherwise provided by Article 8, lapse upon the expiration of the Unit’s Restriction Period.

ARTICLE 7. DIVIDEND EQUIVALENTS, STOCK DIVIDENDS AND ADJUSTMENT TO UNITS

7.1      Dividend Equivalents

Effective as of the payment date for each cash dividend on the Common Stock, additional Units will be credited to the Participant Account of each Participant who has a balance in his or her Participant Account on the record date for such dividend. The number of Units that will be credited to the Participant Account of such a Participant will be computed by multiplying the dollar value of the dividend paid upon a single share of Common Stock by the number of Units held in the Participant's Participant Account on the record date for such dividend and dividing the product thereof by the Fair Market Value of the Common Stock on the payment date for such dividend.  Each additional Unit credited to the Participant’s Participant Account pursuant to this section will be subject to the same restrictions under Article 6 above as the underlying Unit which resulted in the crediting of such additional Unit to the Participant’s Participant Account.

7.2      Stock Dividends

Effective as of the payment date for each stock dividend (as defined in Section 305 of the Code) on the Common Stock, additional Units will be credited to the Participant Account of each Participant who has a balance in his or her Participant Account on the record date for such dividend.  The number of Units that will be credited to the Participant Account of such a Participant will equal the number of shares of Common Stock which the Participant would have received as stock dividends had the Participant been the owner on the record date for such stock dividend of the number of shares of Common Stock equal to the number of Units credited to the Participant’s Participant Account on such record date.  To the extent the Participant would have also received cash, in lieu of fractional shares of Common Stock, had the Participant been the record owner of such shares for such stock dividend, then his or her Participant Account will also be credited with that number of Units, or fractions thereof, equal to such cash amount divided by the Fair Market Value of the Common Stock on the payment date for such dividend.  Each additional Unit credited to the Participant’s Participant Account pursuant to this section will be subject to the same restrictions under Article 6 above as the underlying Unit which resulted in the crediting of such additional Unit to the Participant’s Participant Account.

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7.3      Adjustment to Units

The Restricted Stock Unit Awards and the Units credited to a Participant’s Participant Account, if any, may be adjusted by the Committee pursuant to Section 6.2 of the Plan upon the occurrence of the events described therein. Each additional Unit credited to the Participant’s Participant Account pursuant to this section, if any, will be subject to the same restrictions under Article 6 above as the underlying Unit which resulted in the crediting of such additional Unit to the Participant’s Participant Account.

ARTICLE 8.      SEPARATION FROM SERVICE

8.1 In General

In the event a Participant terminates employment for any reason other than death, Disability, Retirement, separation due to an Approved Reason, divestiture to a Joint Venture, or divestiture to an unrelated third party during the Restriction Period, the Participant will, effective on the date of the Participant’s separation from service, forfeit all of the Units then held in his or her Participant Account.

 8.2        Death or Disability

If a Participant’s employment terminates by reason of death or Disability after ________, 20__ but prior to the Vesting Date, and if such Participant was an active employee as of ____________, 20___, the Units then held in the Participant’s Participant Account will not be forfeited by reason of such termination. The Restriction Period on such Units will terminate and the restrictions will lapse, both as of the date of death or Disability, and be paid, subject to Article 10, in accordance with Article 9.

 8.3       Separation from Service for an Approved Reason or Retirement

Notwithstanding any provision contained in this Article 8 to the contrary, if a Participant’s employment with the Company ceases for an Approved Reason or Retirement after _____________, 20___ but prior to the Vesting Date, such Participant shall be entitled to receive an Award under the terms of this Administrative Guide.  The Restriction Period on such Units will terminate and the restrictions will lapse, both as of the date of separation from service, and be paid, subject to Article 10, in accordance with Article 9.

8.4        Divestiture to a Kodak Joint Venture

Notwithstanding any provision contained in this Article 8 to the contrary, if after ____________, 20___ but prior to the Vesting Date, a Participant’s employment with the Company ceases as a result of the Company’s sale or other disposition to a Joint Venture of a business or functional group such Participant will be entitled to receive an Award, provided that (a) his or her employment with the Company ceases after ___________, 20__, and (b) such Participant is employed by either the Company or such Joint Venture at all times through the Vesting Date.  Such Award will be paid, subject to Article 10, in accordance with Article 9.

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If either of the conditions (a) or (b) set forth in the prior paragraph are not met, a Participant whose employment with the Company ceases at any time prior to the Vesting Date as a result of the Company’s sale or other disposition to a Joint Venture of a business or functional unit is no longer eligible for an Award and, consequently, will forfeit any and all rights to receive an Award.

8.5      Divestiture to an Unrelated Third Party

Notwithstanding any provision contained in this Article 8 to the contrary, if after ____________, 20___ but prior to the Vesting Date, a Participant’s employment with the

Company ceases as a result of the Company’s sale or other disposition of a business or functional unit to a corporation or other business entity in which the Company has no ownership interest, such Participant will be entitled to receive an Award, provided that his or her employment with the Company ceases after ____________, 20__.  Such Award will be paid, subject to Article 10, in accordance with Article 9.

A Participant whose employment with the Company ceases at any time prior to ____________, 20__ as a result of the Company’s sale or other disposition of a business or functional group to a corporation or other business entity in which the Company has no ownership interest, is no longer eligible for an Award and, consequently, will forfeit any and all rights to receive an Award.

ARTICLE 9. ISSUANCE OF SHARES OF COMMON STOCK

When the restrictions on a Participant’s Units lapse upon expiration of the Restriction Period, Kodak will subtract from the Participant's Participant Account the number of Units that are withheld for taxes under Article 10 below.  Thereafter, with respect to the remaining Units, Kodak will, (a) in the event of the death or Disability of a Participant, within 90 days of the date of the Participant’s death or Disability, and (b) in all other events, on or after ____________, 20___, but no later than 90 days thereafter:  (i) instruct its stock transfer agent to reflect, in an account for the benefit of the Participant on the books of the stock transfer agent, that number of shares of Common Stock equal in number to the amount of such Units; and (ii) deduct such number of Units from the Participant’s Participant Account.  Upon the Participant’s request, the transfer agent will deliver to the Participant a stock certificate for the remaining number of shares held in the Participant’s account by the stock transfer agent.

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ARTICLE 10.     WITHHOLDING

Kodak will pay the taxes required to be withheld upon the lapse of the Restriction Period by withholding a portion of the shares of Common Stock otherwise due the Participant as a result of the lapse of such restrictions.  The portion of the shares withheld will equal in amount the minimum taxes required by law to be withheld.  The Common Stock which is so withheld will be valued at its Fair Market Value on the date of the lapse of the restrictions on the Units.

ARTICLE 11.     MISCELLANEOUS

11.1 Compliance with Laws

The obligations of Kodak pursuant hereto are subject to compliance with all applicable governmental laws, regulations, rules and administrative actions, including, but not limited to, the Securities Act of 1933, as amended, and the Exchange Act, and all rules promulgated thereunder.

11.2      Amendment

The Committee, or any person to whom the Committee has delegated the requisite authority, may, at any time and from time to time, amend this Administrative Guide in any manner.  Notwithstanding the foregoing, neither the Committee, nor any person to whom the Committee has delegated the requisite authority, shall amend this Administrative Guide in a manner that would cause the Restricted Stock Unit Awards granted thereunder to violate the requirements of Section 409A.

11.3      Participant’s Rights Unsecured

The amounts payable under this Administrative Guide shall be unfunded, and the right of any Participant or his or her estate to receive payment under this Administrative Guide shall be an unsecured claim against the general assets of the Company.  No Participant shall have the right to exercise any of the rights or privileges of a shareholder with respect to the Units credited to his or her Participant Account.

11.4      No Guarantee of Tax Consequences

No person connected with this Administrative Guide in any capacity, including, but not limited to, Kodak, its Subsidiaries and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the Awards or that such tax treatment will apply to or be available to a Participant on account of participation in this Administrative Guide.

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11.5      Section 409A Compliance

The Awards described in this Administrative Guide are intended to comply with the requirements of Section 409A, and this Administrative Guide shall be interpreted and administered consistent with such intention, and in accordance with the Eastman Kodak Company Policy Regarding Section 409A Compliance.

11.6      Headings

The headings of the Sections of this Administrative Guide have been prepared for convenience and reference only and will not control, affect the meaning, or be taken as the interpretation of any provision of this Administrative Guide.

11.7      Applicable Law

This Administrative Guide will be governed and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

11.8      Impact on Benefits

The Awards (either at the date of their grant or at the time they vest) will not be includible as compensation or earnings for purposes of any benefit or compensation plan offered by the Company.

11.9 Transferability

TheAwards will not in any manner be subject to alienation, anticipation, sale, transfer, assignment, pledge or encumbrance.

11.10     No Right to Continued Employment

A Participant’s receipt of an Award under this Administrative Guide does not give the Participant any right to remain in the employ of Kodak or any Subsidiary.  Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any employee at any time.

12 Effect of Administrative Guide

This Administrative Guide, including its reference to the Plan and the Award notification letter, constitutes the entire understanding between the Company and the Participant concerning the Award and supersedes any prior notices, letters, statements or other documents issued by the Company relating to the Award and all prior agreements and understandings between the Company and the Participant, whether written or oral, concerning the Award.

13 Award Notification Letter

Each Award granted under this Administrative Guide will be evidenced by an Award notification letter issued by Kodak.  To the extent there are any inconsistencies between the terms of any such Award notification letter and this Administrative Guide, the terms of this Administrative Guide will control unless, however, such inconsistency is attributable to a term or condition contemplated pursuant to Section 5.2 of the Plan.

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